UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2013

GLOBE SPECIALTY METALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-34420	20-2055624
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, 250 West 34th Street, Suite 4125

New York, New York 10119

(Address of Principal Executive Offices and Zip Code)

(212) 798-8122
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

    On August 20, 2013, Globe Specialty Metals, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with the lenders party thereto, Citizens Bank of Pennsylvania as administrative agent (in such capacity, the “Administrative Agent”) and L/C issuer and the other parties party thereto including RBS Citizens, N.A., PNC Bank, National Association and Wells Fargo Securities and BBVA Compass Bank. The Credit Agreement provides for a $300 million five-year revolving multi-currency credit facility (the “Facility”), which includes provisions for the issuance of standby letters of credit. At the Company’s election and to the extent lenders choose to participate, the Facility may be increased from time to time by an amount up to $150 million in the aggregate; such increase may be in the form of term loans or increases in the revolving credit line.  The Credit Agreement contains provisions for adding domestic and foreign subsidiaries of the Company as additional borrowers under the Facility. The Facility terminates August 20, 2018, and requires no scheduled prepayments before that date.

    Interest on borrowings under the Credit Agreement is payable, at the Company’s election, at either (a) a base rate (the higher of (i) the U.S. federal funds rate plus 0.50% per annum, (ii) the Administrative Agent’s “prime rate” or (iii) an adjusted (as set forth in the Credit Agreement) Eurocurrency Rate for loans with a one month interest period plus 1.00% per annum) plus a margin ranging from 0.50% to 1.50% per annum (such margin determined by reference to the net leverage ratio set forth in the Credit Agreement), or (b) the Eurocurrency Rate plus a margin ranging from 1.50% to 2.50% per annum (such margin determined by reference to the net leverage ratio set forth in the Credit Agreement). Certain commitment fees are also payable under the Credit Agreement.

    The Credit Agreement contains various covenants. They include, among others, a maximum total net debt to earnings before income tax, depreciation and amortization ratio and a minimum interest coverage ratio.

    The Facility is guaranteed by certain of the Company’s domestic subsidiaries (the “Guarantors”). Borrowings under the Credit Agreement are collateralized by substantially all of the personal property assets of the Company and the Guarantors, including certain equipment, accounts receivable and inventory and the stock of certain of the Company’s and the Guarantors’ subsidiaries.

    The Credit Agreement is attached as Exhibit 10.1 to this current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Credit Agreement is qualified in its entirety by reference to such Exhibit.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

    On August 20, 2013, the Company entered into a Credit Agreement as described in Item 1.01 of this Current Report on Form 8-K. Such description is incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

    (d) Exhibits.

Exhibit No.	Description
10.1
Credit Agreement, dated as of August 20, 2013, among the Company, certain subsidiaries of the Company from time to time party thereto, Citizens Bank of Pennsylvania as Administrative Agent and L/C issuer, RBS Citizens, N.A., PNC Bank, National Association and Wells Fargo Securities, LLC as Joint Lead Arrangers and Joint Book Runners, PNC Bank, National Association and Wells Fargo Bank, National Association, as Co-Syndication Agents, and BBVA Compass Bank, as  Documentation Agent, and the other lenders party thereto.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBE SPECIALTY METALS, INC.
Dated: August 21, 2013	By:	/s/ Stephen Lebowitz
		Name:	Stephen Lebowitz
		Title:	Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Credit Agreement, dated as of August 20, 2013, among the Company, certain subsidiaries of the Company from time to time party thereto, Citizens Bank of Pennsylvania as Administrative Agent and L/C issuer, RBS Citizens, N.A., PNC Bank, National Association and Wells Fargo Securities, LLC as Joint Lead Arrangers and Joint Book Runners, PNC Bank, National Association and Wells Fargo Bank, National Association, as Co-Syndication Agents, and BBVA Compass Bank, as  Documentation Agent, and the other lenders party thereto.